 Exhibit 99.1

Nephros Common Stock Now Quoted in Pink Sheets

RIVER EDGE, NJ - January 26, 2009 --- Nephros, Inc. (Pink Sheets: NEPH), a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification, today announced that its common stock is now quoted in the Pink Sheets under the symbol “NEPH.”   The Company also announced that its common stock has been suspended from trading on the NYSE Alternext US LLC (formerly, the American Stock Exchange or “AMEX”) pending its delisting by AMEX due to noncompliance with certain continued listing standards.

As previously announced, the Company has identified a market maker who has agreed to apply for the quotation of the Company’s common stock on the OTC Bulletin Board.  The Company is working with the market maker to have the quotation on the OTC Bulletin Board effective as soon as possible, but the process, if successful, could take up to several weeks.

About Nephros, Inc.

Nephros, Inc., headquartered in New Jersey, is a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification.

The Nephros hemodiafiltration (“HDF”) system is designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system removes a range of harmful substances more effectively, and with greater capacity, than existing ESRD treatment methods, particularly with respect to substances known collectively as "middle molecules." These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros ESRD products are sold and distributed throughout Europe and are currently being used in over fifty clinics in Europe.

The Nephros Dual Stage Ultrafilter (DSU) is the basis for Nephros’s line of water filtration products. The patented dual stage cold sterilization ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses, parasites and biotoxins. The DSU is in pilot-use programs at several major U.S. medical centers for infection control and has been selected for further development by the U.S. Marine Corps for purification of drinking water by soldiers in the field.

For more information on Nephros, please visit its website at http://www.nephros.com/.

Forward-Looking Statements

Statements in this news release that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such statements may be preceded by words such as "may," "plans," "expects," "believes," "hopes," "potential" or similar words. For such statements, Nephros claims the protection of the PSLRA.

Forward-looking statements are not guarantees of future performance, are based on assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Nephros's control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that Nephros may not be able: (i) have its common stock quoted on the OTC Bulletin Board; (ii) to obtain funding if and when needed or on favorable terms; (iii) to continue as a going concern; (iv) to demonstrate in pre-clinical or clinical trials the anticipated efficacy, safety or cost savings of products that appeared promising to Nephros in research or clinical trials; (v) to obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vi) to have its technologies and products accepted in current or future target markets; or (viii) to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros's filings with the SEC, including Nephros's Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2007, and Nephros's Quarterly Report on Form 10-Q for the periods ended September 30, 2008. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov/. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact: Gerald J. Kochanski, CFO at 201. 343. 5202 ext 102.